UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive: 816.860.5088

Investor Relations Contact: Begonya Klumb: 816.860.7906

UMB Financial Corporation Announces 7.7 Percent Increase in Quarterly Cash Dividend

Kansas City, Mo. (January 23, 2007) - UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced its quarterly cash dividend of 14 cents per share, payable on April 2, 2007 to shareholders of record at the close of business on March 12, 2007. This represents a one cent or 7.7 percent increase, and the fifth dividend increase since October 2003 with a total quarterly dividend increase of 33 percent.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 139 banking centers throughout Missouri, Kansas, Illinois, Colorado, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance.

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